UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 22, 2006

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Mr. Kenneth Brizel, CEO has resigned from his capacity as interim Chief Financial Officer as of Ms. Dorothy Cipolla’s first day in the position on February 28, 2006, as described below.

(c) On February 14, 2006, Ms. Dorothy Cipolla was appointed to the posts of Vice President & CFO, Treasurer and Secretary by the Board of Directors of LightPath Technologies, Inc. (the “Company”), as announced in the Company’s press release attached as Exhibit 99.1 to this Current Report. Ms Cipolla will commence work with Company on February 28, 2006.

Ms. Cipolla, 50, has served as Chief Financial Officer and Secretary of LaserSight Technologies, Inc., since March 2004, and her resignation from those positions is effective February 27, 2006. Prior to joining LaserSight, she served in various financial management positions. From 1994 to 1999, she was Chief Financial Officer and Treasurer of Network Six, Inc., a NASDAQ-listed professional services firm. From 1999 to 2002, Ms. Cipolla was Vice President of Finance with Goliath Networks, Inc., a privately held network consulting company. From 2002 to 2003, Ms. Cipolla was Department Controller of Alliant Energy Corporation, a regulated utility. She received a bachelors of science in accounting from Northeastern University.

Ms. Cipolla has executed an [employment agreement/ employment letter/ appointment letter?] with the Company dated February 14, 2006. Ms. Cipolla’s compensation package includes a salary of $150,000 and an option to purchase 15,000 shares of the Company’s Class A common stock, $0.01 par value. The stock option will be exercisable after two years at an exercise price per share based on the closing price of the stock on February 28, 2006.

Item 9.01. Financial Statements and Exhibits

Press Release on February 22, 2006 (furnished herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 24, 2006	By:	/s/ Kenneth Brizel
Kenneth Brizel, Acting CFO

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Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued on February 22, 2006.

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